EXHIBIT  3
                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 08/05/1999
                                                             991325344 - 2779696

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                         ASIA PACIFIC ENTERPRISES, INC.
                         ------------------------------

ASIA PACIFIC ENTERPRISES, INC., a corporation organized and existing under and by virtue of the general Corporation Law of the state of Delaware, DOES HEREBY
CERTIFY:

     FIRST.          That  the  Board  of Directors hereby declares it advisable and in the best interest of the Company that Article FIRST of the Certificate of Incorporation be amended to read as follows:

     FIRST:          The  name  of  this  corporation  shall  be:

                     E-VIDEOTV,  INC.

     SECOND. That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD.     That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Owen Granger this 4th day of August A.D. 1999.

  /s/  Owen  Granger
-----------------------------------
Owen  Granger,  Secretary/Treasurer

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